Exhibit 99.1

AG Mortgage Investment Trust, Inc. Reports Third Quarter 2017 Results and Promotes TJ Durkin To Chief Investment Officer

NEW YORK, NY, October 31, 2017 / Business Wire — AG Mortgage Investment Trust, Inc. (“MITT” or the “Company”) (NYSE: MITT) today reported financial results for the quarter-ended September 30, 2017. AG Mortgage Investment Trust, Inc. is a hybrid mortgage REIT that opportunistically invests in a diversified risk-adjusted portfolio of Agency RMBS and Credit Investments, which include our Residential Investments, Commercial Investments and ABS Investments.

THIRD QUARTER 2017 AND SUBSEQUENT HIGHLIGHTS

•	$0.51 of Core Earnings per diluted common share(1), increase of 8.5% from the prior quarter
•	$19.35 book value per share(1), increase of 3.1% from the prior quarter
•	TJ Durkin promoted to Chief Investment Officer; David Roberts to remain Chief Executive Officer and Chairman of the Board

MITT announced today that its Board of Directors has appointed Thomas (TJ) Durkin, the Company's Co-Portfolio Manager, to the position of Chief Investment Officer, effective immediately. Mr. Durkin succeeds David Roberts, who will remain the Company’s Chief Executive Officer and Chairman of the Board.

In addition to his responsibilities as Chief Investment Officer of MITT, Mr. Durkin will continue to serve as a Managing Director of Angelo, Gordon & Co., L.P. (“Angelo, Gordon”), the parent company of MITT’s external manager, and as Head Trader of Angelo, Gordon’s Residential and Consumer Debt business. Additionally, he will continue to manage the Company’s portfolio alongside Co-Portfolio Manager, Yong Joe, who also serves as Head of Quantitative Research of Angelo, Gordon’s Residential and Consumer business. Mr. Durkin and Mr. Joe, both of whom joined Angelo, Gordon in 2008 and have helped manage MITT’s portfolio since inception in 2011, lead a team of over 20 Angelo, Gordon professionals who will continue to direct MITT’s investments.

THIRD QUARTER 2017 FINANCIAL HIGHLIGHTS

•	$1.17 of Net Income/(Loss) per diluted common share(1)

•	$0.51 of Core Earnings per diluted common share(1)

o	Includes ($0.01) retrospective adjustment

o	Includes $0.05 of dollar roll income associated with our net TBA position

o	Increase in core earnings from the prior quarter primarily due to the rotation from Credit Investments into Agency RMBS

•	6.2% economic return on equity for the quarter, 24.8% annualized(4)

•	$19.35 book value per share(1) as of September 30, 2017, inclusive of our current quarter $0.575* common dividend

o	Book value increased $0.58 or 3.1% from last quarter, inclusive of:

o	$0.43 or 2.3% due to our Credit Investments

o	Legacy RMBS securities continue to benefit from a combination of strong demand and stable fundamentals, driving credit spreads to tighter levels

o	$0.23 or 1.2% due to our investments in Agency RMBS and associated derivative hedges

o	Spread tightening within the sector is well supported by solid fundamentals and increased demand, as market comfort with the Federal Reserve balance sheet plan grows

o	$(0.08) or (0.4%) primarily due to the declaration of a $0.10 special cash dividend

*The combined dividend of $0.575 includes a dividend of $0.475 per common share and a special cash dividend of $0.10 per common share

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	Q2 2017	Q3 2017
Summary of Operating Results:
GAAP Net Income/(Loss) Available to Common Stockholders	$29.8mm	$32.6mm
GAAP Net Income/(Loss) Available to Common Stockholders, per diluted common share (1)	$1.07	$1.17

Non-GAAP-Results:
Core Earnings	$12.9mm	$14.3mm
Core Earnings, per diluted common share (1)	$0.47	$0.51

* For a reconciliation of GAAP Net Income/(Loss) to Core Earnings, refer to the Reconciliation of Core Earnings at the end of this press release.

MANAGEMENT REMARKS

Commenting on TJ’s appointment, Chief Executive Officer David Roberts said, “TJ has a strong track record and deep expertise in mortgage credit investing, and we are pleased to welcome TJ into his expanded role as CIO. Additionally, Yong’s robust insights into the housing market and depth of experience in residential mortgage quantitative research serve as a great complement to TJ’s skills. MITT and its shareholders significantly benefit from TJ’s and Yong’s talent and dedication as Co-Portfolio Managers and their ability to generate attractive risk-adjusted returns over the long-term under a variety of market conditions and economic cycles.”

“We are very pleased with MITT’s financial performance during the third quarter,” said Chief Investment Officer, TJ Durkin. “Spreads for most Agency RMBS, Residential Investments and ABS Investments tightened during the quarter, driving the increase in book value. The Federal Reserve laid out its plan for implementing the gradual reduction of its balance sheet reinvestment, and this event allowed for Agency RMBS to realize their best spread performance of the year. Relatively rangebound interest rates, subdued implied volatility, robust demand and modest supply have continued to serve as a favorable backdrop for Agency RMBS and support our rotation of capital to the sector.”

INVESTMENT HIGHLIGHTS

•	$3.5 billion investment portfolio as of September 30, 2017 as compared to the $3.4 billion investment portfolio as of June 30, 2017(2)(3)

o	Net purchased $353.7 million of Agency and TBA securities, inclusive of unsettled trades, offset by net sales and payoffs of Credit Investments of $145.9 million

•	2.57% Net Interest Margin (“NIM”) as of September 30, 2017(7)

o	NIM increased primarily due to asset rotation from Credit Investments into Agency RMBS as overall cost of funds declined with increased use of lower cost Agency repos, which was only partially offset by the lower asset yield of Agency RMBS relative to Credit Investments

•	4.2x “At Risk” Leverage as of September 30, 2017(6)

o	Leverage remained flat due to the increase in equity from ATM proceeds and price appreciation, which offset the increase in financing

•	7.4% constant prepayment rate (“CPR”) on the Agency RMBS investment portfolio for the third quarter(5)

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THIRD QUARTER ACTIVITY

($ in millions)
Description	Net Purchased / (Sold/Payoff)	Net Repo (Added) / Removed*	Net Equity Invested / (Returned)

30-Year Fixed Rate	$402.4	$(386.7)	$15.7
Inverse Interest Only	4.3	(1.0)	3.3
Total Agency RMBS	406.7	(387.7)	19.0

Prime	(10.8)	8.8	(2.0)
Alt-A	(0.8)	1.0	0.2
Credit Risk Transfer	(15.9)	11.9	(4.0)
RPL/NPL	(125.9)	104.5	(21.4)
Residential Whole Loans	0.2	-	0.2
Total Residential Investments	(153.2)	126.2	(27.0)

CMBS	1.7	(0.5)	1.2
Total Commercial Investments	1.7	(0.5)	1.2
Total ABS	5.6	(2.3)	3.3
Total Q3 Activity Prior to TBA	260.8	(264.3)	(3.5)
Fixed Rate 30 Year TBA	(148.3)	N/A	(4.4)**
Total Q3 Activity including TBA	$112.5	N/A	$(7.9)

*Timing and size of repo added may differ from that of repo removed.

**Net equity on TBA represents initial margin on TBA purchases.

•	At quarter end, there were $95.3 mm of unsettled agency purchases which settled in October with $89.4 mm of repo financing

•	Trading activity during the quarter generated $7.9 mm of net equity

o	Invested $14.6 mm of net equity in Agency RMBS and TBA, offset by $22.5 mm of net equity generated from sales of Credit Investments

•	MITT, along with other Angelo, Gordon funds, participated in a term securitization in July which refinanced previously securitized non-performing mortgage loans into a new lower cost, fixed rate long-term financing

o	The Company maintained exposure to the securitization through an interest in the subordinated tranches as well as through its ownership of the vertical risk retention portion of the securitization

•	In Q3, MITT issued 361,000 shares of its common stock for net proceeds of $6.9 mm through its ATM Program

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KEY STATISTICS

($ in millions)
	September 30, 2017
Investment portfolio(2)(3)	$3,534.0
Repurchase agreements(3)	2,703.1
Total Financing(6)	2,937.2
Stockholders' equity	706.6

GAAP Leverage	4.0	x
"At Risk" Leverage(6)	4.2	x
Yield on investment portfolio(8)	4.69%
Cost of funds(9)	2.12%
Net interest margin(7)	2.57%

Management fees(10)	1.39%
Other operating expenses(11)	1.47%

Book value, per share(1)	$19.35
Undistributed taxable income, per share(1)(12)	1.59
Regular Common Dividend, per share(1)	0.475
Special Common Dividend, per share(1)	0.10

INVESTMENT PORTFOLIO

The following summarizes the Company’s investment portfolio as of September 30, 2017 (2) (3)

($ in millions)
	Amortized Cost	Fair Value	Allocated Equity(14)	WA Yield(8)	Funding Cost*	Net Interest Margin*	Leverage Ratio**

Agency RMBS:	$2,167.3	$2,181.0	$279.2	3.2%	1.3%	1.9%	7.1	x
Residential Investments	904.6	963.3	242.9	6.4%	2.6%	3.8%	3.1	x
Commercial Investments	329.8	336.5	157.6	8.4%	2.7%	5.7%	1.1	x
ABS	53.2	53.2	26.9	8.7%	3.0%	5.7%	1.0	x
Total	$3,454.9	$3,534.0	$706.6	4.7%	2.1%	2.6%	4.2	x

*Total funding cost and NIM includes cost of interest rate hedges.

**Total leverage ratio includes any net receivables on TBA and the leverage ratio by type is calculated based on allocated equity.

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Premiums and discounts associated with purchases of the Company's securities are amortized or accreted into interest income over the estimated life of such securities, using the effective yield method. The Company recorded a $(0.2) million, or $(0.01) per share, retrospective adjustment due to the change in projected cash flows on its Agency RMBS, excluding interest-only securities and TBAs. Since the cost basis of the Company's Agency RMBS securities, excluding interest-only securities and TBAs, exceeds the underlying principal balance by 3.8% as of September 30, 2017, slower actual and projected prepayments can have a meaningful positive impact on the Company's asset yields, while faster actual or projected prepayments can have a meaningful negative impact on them.

FINANCING AND HEDGING ACTIVITIES

The Company, either directly or through its equity method investments in affiliates, had master repurchase agreements with 39 counterparties, under which it had debt outstanding with 28 counterparties as of September 30, 2017. The weighted average funding cost was 1.3% for Agency RMBS and 2.6% for Credit Investments. The investment portfolio is financed with repurchase agreements as of September 30, 2017 as summarized below:

($ in millions)
	Agency		Credit
Maturing Within:*	Amount Outstanding	WA Funding Cost	Amount Outstanding	WA Funding Cost
Overnight	$107.1	1.3%	$-	-
30 Days or Less	1,315.6	1.3%	725.8	2.6%
31-60 Days	230.1	1.3%	139.2	2.7%
61-90 Days	-	-	20.0	2.8%
91-180 Days	100.0	1.4%	11.0	3.0%
Greater than 180 Days	-	-	54.3	3.4%
Total / Weighted Average**	$1,752.8	1.3%	$950.3	2.6%

*Numbers in table above do not include securitized debt of $17.2 million.

**Our weighted average days to maturity is 31 days and our weighted average original days to maturity is 119 days.

The Company’s hedge portfolio as of September 30, 2017 is summarized as follows:

($ in millions)
	Notional	Duration
Interest Rate Swaps	$1,862.0	(2.13)
Eurodollar Futures, net	150.0	(0.01)
U.S. Treasury Futures, net	25.0	(0.06)
Total	$2,037.0	(2.20)

The Company’s interest rate swaps as of September 30, 2017 are summarized as follows:

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($ in millions)
Maturity	Notional Amount	Weighted Average Pay-Fixed Rate	Weighted Average Receive-Variable Rate*	Weighted Average Years to Maturity
2017	$36.0	0.88%	1.31%	0.09
2019	170.0	1.36%	1.31%	2.13
2020	620.0	1.64%	1.31%	2.63
2022	606.0	1.87%	1.32%	4.78
2024	205.0	2.03%	1.31%	6.71
2026	75.0	2.12%	1.31%	9.14
2027	150.0	2.26%	1.32%	9.63
Total/Wtd Avg	$1,862.0	1.79%	1.32%	4.51

* 100% of our receive variable interest rate swap notional reset quarterly based on three-month LIBOR.

TAXABLE INCOME

The primary differences between taxable income and GAAP net income include (i) unrealized gains and losses associated with investment and derivative portfolios which are marked-to-market in current income for GAAP purposes, but excluded from taxable income until realized or settled, (ii) temporary differences related to amortization of premiums and discounts paid on investments, (iii) the timing and amount of deductions related to stock-based compensation, (iv) temporary differences related to the recognition of certain terminated derivatives and (v) taxes. As of September 30, 2017, the Company had estimated undistributed taxable income of approximately $1.59 per share.(1)(12)

DIVIDEND

On September 11, 2017, the Company’s board of directors declared a third quarter dividend of $0.475 per share of common stock and a special cash dividend of $0.10 per share of common stock. The combined dividend of $0.575 was paid on October 31, 2017 to stockholders of record as of September 29, 2017.

On August 16, 2017, the Company’s board of directors declared a quarterly dividend of $0.51563 per share on its 8.25% Series A Cumulative Redeemable Preferred Stock and a quarterly dividend on its $0.50 per share of 8.00% Series B Cumulative Redeemable Preferred Stock. The preferred distributions were paid on September 18, 2017 to stockholders of record as of August 31, 2017.

STOCKHOLDER CALL

The Company invites stockholders, prospective stockholders and analysts to participate in MITT’s third quarter earnings conference call on November 1, 2017 at 9:30 am Eastern Time. The stockholder call can be accessed by dialing (888) 424-8151 (U.S. domestic) or (847) 585-4422 (international). Please enter code number 6548307.

A presentation will accompany the conference call and will be available on the Company’s website at www.agmit.com. Select the Q3 2017 Earnings Presentation link to download and print the presentation in advance of the stockholder call.

An audio replay of the stockholder call combined with the presentation will be made available on our website after the call. The replay will be available until December 1, 2017. If you are interested in hearing the replay, please dial (888) 843-7419 (U.S. domestic) or (630) 652-3042 (international). The conference ID number is 6548307.

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For further information or questions, please e-mail ir@agmit.com.

ABOUT AG MORTGAGE INVESTMENT TRUST, INC.

AG Mortgage Investment Trust, Inc. is a real estate investment trust that invests in, acquires and manages a diversified portfolio of residential and commercial mortgage assets, other real estate-related securities and financial assets. AG Mortgage Investment Trust, Inc. is externally managed and advised by AG REIT Management, LLC, a subsidiary of Angelo, Gordon & Co., L.P., an SEC-registered investment adviser that specializes in alternative investment activities.

Additional information can be found on the Company's website at www.agmit.com.

ABOUT ANGELO, GORDON & CO., L.P.

Angelo, Gordon & Co., L.P. is a privately held limited partnership founded in November 1988.  The firm currently manages approximately $28 billion with a primary focus on credit and real estate strategies. Angelo, Gordon has over 420 employees, including more than 160 investment professionals, and is headquartered in New York, with offices in the U.S., Europe and Asia. For more information, visit www.angelogordon.com.

FORWARD LOOKING STATEMENTS

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995 related to dividends, our strategy related to our investments and portfolio, management, returns taxes, liquidity, and our assets. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the Company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in interest rates, changes in the yield curve, changes in prepayment rates, the availability and terms of financing, changes in the market value of our assets, general economic conditions, conditions in the market for Agency RMBS, Non-Agency RMBS, ABS and CMBS securities and loans, and legislative and regulatory changes that could adversely affect the business of the Company. Additional information concerning these and other risk factors are contained in the Company's filings with the Securities and Exchange Commission ("SEC"). Copies are available free of charge on the SEC's website, http://www.sec.gov/, including its most recent Annual Report on Form 10-K and subsequent filings. All information in this press release is as of October 31, 2017. The Company undertakes no duty to update any forward-looking statements to reflect any change in its expectations or any change in events, conditions or circumstances on which any such statement is based.

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AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

(Unaudited)

	September 30, 2017	December 31, 2016

Assets
Real estate securities, at fair value:
Agency - $1,857,336,576 and $972,232,174 pledged as collateral, respectively	$2,057,208,953	$1,057,663,726
Non-Agency - $905,878,564 and $990,985,143 pledged as collateral, respectively	929,893,801	1,043,017,308
ABS - $35,918,646 and $21,231,956 pledged as collateral, respectively	53,223,788	21,231,956
CMBS - $208,535,553 and $201,464,058 pledged as collateral, respectively	211,835,559	211,652,660
Residential mortgage loans, at fair value - $20,767,883 and $31,031,107 pledged as collateral, respectively	23,867,531	38,195,576
Commercial loans, at fair value - $32,800,000 pledged as collateral	57,398,663	60,068,800
Investments in debt and equity of affiliates	89,081,520	72,215,919
Excess mortgage servicing rights, at fair value	2,680,564	412,648
Cash and cash equivalents	61,716,545	52,469,891
Restricted cash	40,853,714	26,583,527
Interest receivable	11,798,960	8,570,383
Receivable on unsettled trades - $0 and $3,057,814 pledged as collateral, respectively	-	3,633,161
Receivable under reverse repurchase agreements	-	22,680,000
Derivative assets, at fair value	1,027,846	3,703,366
Other assets	3,347,648	5,600,341
Due from broker	538,842	945,304
Total Assets	$3,544,473,934	$2,628,644,566

Liabilities
Repurchase agreements	$2,694,551,824	$1,900,509,806
Securitized debt, at fair value	17,221,071	21,491,710
Loan participation payable, at fair value	-	1,800,000
Obligation to return securities borrowed under reverse repurchase agreements, at fair value	-	22,365,000
Payable on unsettled trades	95,429,430	-
Interest payable	5,342,257	2,570,854
Derivative liabilities, at fair value	2,124,550	2,907,255
Dividend payable	16,208,929	13,157,573
Due to affiliates	4,377,194	3,967,622
Accrued expenses	799,895	1,068,779
Taxes payable	1,176,883	1,717,883
Due to broker	616,020	1,211,694
Total Liabilities	2,837,848,053	1,972,768,176
Commitments and Contingencies (Note 12)
Stockholders' Equity
Preferred stock - $0.01 par value; 50,000,000 shares authorized:
8.25% Series A Cumulative Redeemable Preferred Stock, 2,070,000 shares issued and outstanding ($51,750,000 aggregate liquidation preference)	49,920,772	49,920,772
8.00% Series B Cumulative Redeemable Preferred Stock, 4,600,000 shares issued and outstanding ($115,000,000 aggregate liquidation preference)	111,293,233	111,293,233
Common stock, par value $0.01 per share; 450,000,000 shares of common stock authorized and 28,189,441 and 27,700,154 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively	281,896	277,002
Additional paid-in capital	585,395,566	576,276,322
Retained earnings/(deficit)	(40,265,586)	(81,890,939)
Total Stockholders' Equity	706,625,881	655,876,390

Total Liabilities & Stockholders' Equity	$3,544,473,934	$2,628,644,566

The accompanying notes are an integral part of these consolidated financial statements.

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AG Mortgage Investment Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended	Three Months Ended
	September 30, 2017	September 30, 2016
Net Interest Income
Interest income	$33,592,587	$30,573,134
Interest expense	11,959,225	8,525,365
	21,633,362	22,047,769

Other Income
Net realized gain/(loss)	22,286	9,578,488
Realized loss on periodic interest settlements of derivative instruments, net	(2,147,452)	(1,034,251)
Unrealized gain/(loss) on real estate securities and loans, net	14,892,809	13,461,216
Unrealized gain/(loss) on derivative and other instruments, net	2,422,713	6,961,061
Other income	2,325	341,345
	15,192,681	29,307,859

Expenses
Management fee to affiliate	2,454,083	2,451,387
Other operating expenses	2,602,473	2,870,662
Servicing fees	22,991	121,806
Equity based compensation to affiliate	60,859	75,774
Excise tax	375,000	238,167
	5,515,406	5,757,796

Income/(loss) before equity in earnings/(loss) from affiliates	31,310,637	45,597,832
Equity in earnings/(loss) from affiliates	4,700,800	534,133
Net Income/(Loss)	36,011,437	46,131,965

Dividends on preferred stock	3,367,354	3,367,354

Net Income/(Loss) Available to Common Stockholders	$32,644,083	$42,764,611

Earnings/(Loss) Per Share of Common Stock
Basic	$1.17	$1.54
Diluted	$1.17	$1.54

Weighted Average Number of Shares of Common Stock Outstanding
Basic	27,841,452	27,802,124
Diluted	27,856,765	27,804,154

The accompanying notes are an integral part of these consolidated financial statements.

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NON-GAAP FINANCIAL MEASURE

This press release contains Core Earnings, a non-GAAP financial measure. Our management believes that this non-GAAP measure, when considered with our GAAP financials, provides supplemental information useful for investors in evaluating our results of operations. Our presentation of Core Earnings may not be comparable to similarly-titled measures of other companies, who may use different calculations. This non-GAAP measure should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Our GAAP financial results and the reconciliations from these results should be carefully evaluated.

We define Core Earnings, a non-GAAP financial measure, as net income/(loss) available to common stockholders excluding both unrealized and realized gains/(losses) on the sale or termination of securities and the related tax expense/benefit or disposition expense, if any, on such sale or termination including (i) investments held in affiliated entities and (ii) derivatives. As defined, Core Earnings include the net interest and other income earned on our investments on a yield adjusted basis, including credit derivatives, investments in debt and equity of affiliates, inverse Agency Interest-Only securities, interest rate derivatives, TBA drop income or any other investment activity that may earn or pay net interest or its economic equivalent. One of our objectives is to generate net income from net interest margin on the portfolio, and management uses Core Earnings to measure this objective. Management believes that this non-GAAP measure, when considered with our GAAP financials, provides supplemental information useful for investors in evaluating our results of operations. This metric, in conjunction with related GAAP measures, provides greater transparency into the information used by our management in its financial and operational decision-making.

A reconciliation of GAAP net income to Core Earnings for the three months ended September 30, 2017 and the three months ended September 30, 2016 is set forth below:

($ in thousands)
	Three Months Ended	Three Months Ended
	September 30, 2017	September 30, 2016

Net Income/(loss) available to common stockholders	$32,644	$42,765
Add (Deduct):
Net realized (gain)/loss	(22)	(9,578)
Drop income	1,525	130
Equity in (earnings)/loss from affiliates	(4,701)	(534)
Net interest income and expenses from equity method investments*	2,197	1,652
Unrealized (gain)/loss on real estate securities and loans, net	(14,893)	(13,461)
Unrealized (gain)/loss on derivative and other instruments, net	(2,423)	(6,961)
Core Earnings	$14,327	$14,013

Core Earnings, per Diluted Share	$0.51	$0.50

*For the three months ended September 30, 2017, we recognized $0.1 million or $0.00 per share of net income/(loss) attributed to our investment in AG Arc LLC. For the three months ended September 30, 2016, we recognized $0.2 million or $0.01 per share of net income/(loss) attributed to our investment in AG Arc LLC.(13)

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Footnotes

(1)         Diluted per share figures are calculated using weighted average outstanding shares in accordance with GAAP. Per share figures are calculated using a denominator of all outstanding common shares including all shares granted to our Manager and our independent directors under our equity incentive plans as of quarter-end. Book value uses stockholders’ equity less net proceeds of the Company’s 8.25% Series A and 8.00% Series B Cumulative Redeemable Preferred Stock as the numerator.

(2)         The investment portfolio at period end is calculated by summing the fair market value of our Agency RMBS, any long positions in TBAs, Residential Investments, Commercial Investments, and ABS Investments, including securities and mortgage loans owned through investments in affiliates, exclusive of AG Arc LLC. Refer to footnote (3) for more information on the GAAP accounting for certain items included in our investment portfolio. See footnote (13) for further details on AG Arc LLC.

(3)         Generally, when we purchase a security and employ leverage, the security is included in our assets and the leverage is reflected in our liabilities on the balance sheet as either Repurchase agreements or Securitized debt. Throughout this press release where we disclose our investment portfolio and the related repurchase agreements that finance it, we have presented this information inclusive of (i) unconsolidated ownership interests in affiliates that are accounted for under GAAP using the equity method and (ii) long positions in TBAs, which are accounted for as derivatives under GAAP. This press release excludes investments through AG Arc LLC unless otherwise noted. This presentation of our investment portfolio is consistent with how our management evaluates the business, and we believe this presentation, when considered with the GAAP presentation, provides supplemental information useful for investors in evaluating our investment portfolio and financial condition. See footnote (13) for further details on AG Arc LLC.

(4)         The economic return on equity for the quarter represents the change in book value per share from June 30, 2017 to September 30, 2017, plus the common dividends declared over that period, divided by book value per share as of June 30, 2017. The annualized economic return on equity is the quarterly return on equity multiplied by four.

(5)         This represents the weighted average monthly CPRs published during the quarter for our in-place portfolio during the same period. Any net TBA position is excluded from the CPR calculation.

(6)         “At Risk” Leverage was calculated by dividing total financing including any net TBA position by our GAAP stockholders’ equity at quarter-end. Total financing at quarter-end includes repurchase agreements inclusive of repurchase agreements through affiliated entities, exclusive of any financing utilized through AG Arc LLC, plus the payable on all unsettled buys less the financing on all unsettled sells, securitized debt and any net TBA position (at cost). Total financing excludes repurchase agreements and unsettled trades on U.S. Treasuries.

(7)         Net interest margin is calculated by subtracting the weighted average cost of funds from the weighted average yield for the Company’s investment portfolio, which excludes cash held by the Company. See footnotes (8) and (9) for further detail. Net interest margin also excludes any net TBA position.

(8)         The yield on our investment portfolio represents an effective interest rate, which utilizes all estimates of future cash flows and adjusts for actual prepayment and cash flow activity as of quarter-end. This calculation excludes cash held by the Company and excludes any net TBA position. The calculation of weighted average yield is weighted based on fair value.

(9)         The cost of funds at quarter-end was calculated as the sum of (i) the weighted average funding costs on total financing outstanding at quarter-end and (ii) the weighted average of the net pay rate on our interest rate swaps, the net receive/pay rate on our Treasury long and short positions, respectively, and the net receivable rate on our IO index derivatives, if any. Both elements of the cost of funds at quarter-end were weighted by the outstanding repurchase agreements and securitized debt outstanding at quarter-end, excluding repurchase agreements associated with U.S. Treasury positions. The cost of funds excludes any net TBA position.

(10)        The management fee percentage at quarter-end was calculated by annualizing management fees recorded during the quarter and dividing by quarter-end stockholders’ equity.

(11)        The other operating expenses percentage at quarter-end was calculated by annualizing other operating expenses recorded during the quarter and dividing by quarter-end stockholders’ equity.

(12)        This estimate of undistributed taxable income per share represents the total estimated undistributed taxable income as of quarter-end. Undistributed taxable income is based on current estimates and projections. As a result, the actual amount is not finalized until we file our annual tax return, typically in September of the following year.

(13)        The Company invests in Arc Home LLC through AG Arc LLC, one of its indirect subsidiaries.

(14)        The Company allocates its equity by investment using the fair market value of its investment portfolio, less any associated leverage, inclusive of any long TBA position (at cost). The Company allocates all non-investment portfolio related items based on their respective characteristics in order to sum to the Company’s stockholders’ equity per the consolidated balance sheets. The Company’s equity allocation method is a non-GAAP methodology and may not be comparable to similarly titled measures or concepts of other companies, who may use different calculations.

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